Exhibit 23.5
Consent of Lakemont Group
April 14, 2011
Steadfast Income REIT, Inc.
18100 Von Karman, Avenue, Suite 500
Newport Beach, California 92612
Re: Consent of Lakemont Group
Ladies and Gentlemen:
Anderson Harris, LLC, a Florida limited liability company doing business as “Lakemont Group” (“Lakemont Group”), hereby consents to the use in Post-Effective Amendment No. 4 to Form S-11 (333-160748), and any amendments thereto (the “Registration Statement”), by Steadfast Income REIT, Inc. of research data and information provided by Lakemont Group included in the section entitled “Multifamily Property Market Overview” and references to “Lakemont Group” therein. In giving such consent Lakemont Group does not admit that it comes within the category of persons whose consent is required under, nor does Lakemont Group admit that it is an “expert” for purposes of, the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.
ANDERSON HARRIS, LLC (d/b/a Lakemont Group)

By:	/s/ Randy Anderson

Name: Randy Anderson
Title: President